UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  08/20/2009

Pacer International, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-49828

Tennessee	62-0935669
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

2300 Clayton Road, Suite 1200
Concord, CA 94520
(Address of principal executive offices, including zip code)

(877) 917-2237
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

On August 17, 2009, Pacer International, Inc. ("Pacer") closed the previously announced sale of certain assets of Pacer Transport, Inc., S & H Transport, Inc. and S & H Leasing, Inc. to subsidiaries of Universal Truckload Services, Inc. ("UTSI") under the Limited Asset Purchase Agreement signed on July 24, 2009. In connection with the sale, subsidiaries of UTSI assumed the real property leases and equipment leases for tractors and trailers used in the operation as well as certain customer, agent and other agreements for a purchase price of approximately $2.0 million. All receivables and payables generated through the closing date were retained by Pacer.

Item 9.01.    Financial Statements and Exhibits

The following exhibits are filed as part of this report:

Exhibit 99.1        Press Release dated August 19, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pacer International, Inc.

Date: August 20, 2009	By:	/s/ Brian C. Kane
Brian C. Kane
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1	Press Release dated August 19, 2009